Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Stratex Networks, Inc. on Form S-8 of our report dated April 25, 2003, appearing in the Annual Report on Form 10-K of Stratex Networks, Inc. for the year ended March 31, 2003.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

November 20, 2003